UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2008

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 16, 2008, the Board of Directors of Fifth Third Bancorp (the “Registrant”) elected Marsha C. Williams as a director. Ms. Williams is the Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc. She is expected to be appointed to the Registrant’s Audit Committee.

The Board of Directors increased the size of the Board to fifteen directors and appointed Ms. Williams as a director to fill the vacancy created by the increase. Ms. Williams’ compensation for her service as a director will be consistent with that of the Registrant’s other non-employee directors, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 6, 2008 and the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 8.01	Other Events

The Registrant issued a press release and letter to its shareholders on December 16, 2008 relating to its fourth quarter 2008 dividend and the special meeting of its shareholders scheduled for December 29, 2008. Copies of this press release and letter to shareholders are incorporated herein by reference and are attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 -	Press release dated December 16, 2008 relating to the appointment of Marsha C. Williams as a director of Fifth Third Bancorp.

Exhibit 99.2 -	Press release dated December 16, 2008 relating to Fifth Third Bancorp’s fourth quarter 2008 dividend and the special meeting of its shareholders scheduled for December 29, 2008.

Exhibit 99.3 -	Letter to shareholders dated December 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

December 17, 2008	/s/ Paul L. Reynolds
Paul L. Reynolds
Executive Vice President, Secretary and General Counsel